UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Desktop Metal, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Desktop Metal, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 7, 2024

9:00 a.m. Eastern time

DESKTOP METAL, INC.
63 3rd AVENUE, BURLINGTON, MA 01803

April  , 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Desktop Metal, Inc. at 9:00 a.m. Eastern time, on Friday, June 7, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Ric Fulop
Chief Executive Officer and Chairman

DESKTOP METAL, INC.
63 3rd Avenue, Burlington, MA 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, JUNE 7, 2024

The Annual Meeting of Stockholders (the “Annual Meeting”) of Desktop Metal, Inc. Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern time on Friday, June 7, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DM2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.	To elect Dayna Grayson, Steve Papa, and Bilal Zuberi as Class I directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve, on an advisory, non-binding basis, the compensation paid to our named executive officers;
4.	To approve amendments to our second amended and restated certificate of incorporation to effect a reverse stock split of our Class A Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendments (the “Reverse Stock Split Proposal”);
5.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”); and
6.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 10, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@desktopmetal.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

i

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Meg Broderick
General Counsel and Secretary

Burlington, Massachusetts
April  , 2024

ii

DESKTOP METAL, INC.

63 3RD AVENUE

BURLINGTON, MA 01803

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Desktop Metal, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, June 7, 2024 (the “Annual Meeting”), at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DM2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock (our “common stock”), as of the close of business on April 10, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote per share on any matter presented to stockholders at the Annual Meeting.

On April , 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders on the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 7, 2024

This Proxy Statement and our 2023 Annual Report to Stockholders are available for viewing, printing and downloading at
http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

1.	To elect Dayna Grayson, Steve Papa, and Bilal Zuberi as Class I directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve, on an advisory, non-binding basis, the compensation paid to our named executive officers;
4.	To approve amendments to our second amended and restated certificate of incorporation to effect a reverse stock split of our Class A Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendments (the “Reverse Stock Split Proposal”);
5.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”); and
6.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

1.	FOR the election of Dayna Grayson, Steve Papa, and Bilal Zuberi as Class I directors to serve until the 2027 Annual Meeting of Stockholders;
2.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	FOR the approval, on an advisory, non-binding basis, of compensation paid to our named executive officers;
4.	FOR the Reverse Stock Split Proposal; and
5.	FOR the Adjournment Proposal.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Desktop Metal’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Desktop Metal is making this proxy statement and its 2023 Annual Report available to its stockholders electronically and free of charge via the Internet. On or about April  , 2024, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 10, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present online or by proxy, will constitute a quorum.

Who can attend the Annual Meeting?

You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/DM2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
●	Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on June 6, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;
●	by giving written notice of revocation to the Secretary of Desktop Metal prior to or at the Annual Meeting; or
●	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/DM2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/DM2024.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;
●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
●	related to any pending, threatened or ongoing litigation;
●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;
●	substantially repetitious of questions already made by another stockholder;
●	in excess of the two-question limit;
●	in furtherance of the stockholder’s personal or business interests; or
●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	Abstentions and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an advisory, non-binding basis, of compensation paid to our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.
Proposal 4: Reverse Stock Split Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 5: Adjournment Proposal	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.

What is an “abstention” and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the election of directors, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on compensation paid to our named executive officers, the Reverse Stock Split Proposal or the Adjournment Proposal.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the Reverse Stock Split Proposal are expected to be considered “routine” matters under applicable stock exchange rules. Accordingly, without specific instructions from you, your bank or broker will have discretionary authority to vote your shares on each of the proposals. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank or broker nominee has made this decision, and you do not provide voting instructions, your vote will not be cast. Accordingly, we urge you to direct your bank or broker how to vote by returning your voting materials as instructed or by obtaining a proxy from your bank or broker in order to vote your shares in person at the Annual Meeting. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

Our Board of Directors is divided into three classes, with one class being elected each year, and members of each class holding office for a three-year term. We believe that having a staggered Board of Directors divided by classes is in the best interest of both the Company and our stockholders because it provides for greater stability and continuity on our Board of Directors. We have four Class II directors, whose terms expire at the 2025 Annual Meeting of the Stockholders; two Class III directors, whose terms expire at the 2026 Annual Meeting of the Stockholders; and three Class I directors, whose terms expire at this Annual Meeting of Stockholders.

At this Annual Meeting, stockholders will have an opportunity to vote for three nominees for Class I directors:

●	Dayna Grayson;
●	Steve Papa; and
●	Bilal Zuberi

All nominees are currently directors of Desktop Metal. Proxies cannot be voted for a greater number of persons than the number of nominees named. Additional information about Ms. Grayson and Messrs. Papa and Zuberi can be found below under “Our Board of Directors.”

The persons named in the enclosed proxy card will cast your vote to elect these three nominees as Class I directors, unless you vote to “withhold” your vote from individual nominees or all nominees by marking the proxy card to that effect. If elected, each nominee for Class I director will hold office until the 2027 Annual Meeting of Stockholders or until his or her successor is elected and qualified, or until their earlier resignation or removal.

In June 2021, our Board of Directors reclassified our directors into the current classification, which is described in more detail below.

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of our outstanding common stock entitled to vote in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a director of the person whose name and biography appears below. In the event that any of Ms. Grayson and Messrs. Papa and Zuberi should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

Nominees for Class I Directors (current terms expiring at the 2024 Annual Meeting, if re-elected terms to expire at the 2027 Annual Metting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with the Company
Dayna Grayson	46	2020	Director
Steve Papa	50	2020	Director
Bilal Zuberi	47	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the Annual Meeting are as follows:

Dayna Grayson

Ms. Grayson has served as a member of our Board of Directors since December 2020. Ms. Grayson is a Managing Partner of Construct Capital, a venture capital firm she co-founded in 2020. Prior to that, Ms. Grayson served as a Partner of New Enterprise Associates from 2012 to 2020. Ms. Grayson currently serves on the boards of directors of numerous private companies. Ms. Grayson holds an M.S. from the University of Virginia and an M.B.A. from Harvard Business School. We believe Ms. Grayson is qualified to serve on our Board of Directors due to her extensive experience in identifying, investing in and building next-generation technologies and companies.

Steve Papa

Mr. Papa has served as a member of our Board of Directors since December 2020. Mr. Papa serves as the chief executive officer of Parallel Wireless, a company he founded in 2012. Mr. Papa serves on the boards of directors of numerous private companies. Mr. Papa holds a B.S. from Princeton University and an M.B.A. from Harvard Business School. We believe Mr. Papa is qualified to serve on our Board of Directors due to his extensive management history as the founder and chief executive officer of multiple companies and his experience in identifying, investing in and building next-generation technologies and companies.

Bilal Zuberi

Mr. Zuberi has served as a member of our Board of Directors since December 2020. Mr. Zuberi serves as a partner at Lux Capital, a venture capital firm he joined in 2013. Mr. Zuberi currently serves on the boards of directors of numerous private companies, as well as Evolv Technologies Holdings, Inc. (Nasdaq: EVLV). Mr. Zuberi holds a B.S. from The College of Wooster and a Ph.D. from MIT. We believe Mr. Zuberi is qualified to serve on our Board of Directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.

Continuing members of the Board of Directors:

Class II Directors (terms to expire at the 2025 Annual Meeting)

The current members of the Board of Directors will continue as Class II Directors following the Annual Meeting are as follows:

Name	Age	Served as a Director Since	Position with the Company
James Eisenstein	64	2021	Director
Wen Hsieh	50	2020	Director
Jeff Immelt	67	2020	Director
Stephen Nigro	63	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

James Eisenstein

Mr. Eisenstein has served as a member of our Board of Directors since July 2021. Mr. Eisenstein has more than 30 years of leadership experience in both public and private technology companies, including an extensive background in M&A and industrial consolidation. He has founded several multi-billion-dollar companies including American Tower Corporation (NYSE: AMT) which today has a market cap of over $120 billion, and Eaton Towers Limited, the largest tower operator in Africa until its sale in 2019 for $1.9 billion. He is currently Founder, Chairman and Chief Executive Officer of Grupo TorreSur, the largest independent wireless tower company in Latin America. Eisenstein is a graduate of Georgetown University, and he holds an M.B.A. from The Wharton School and a J.D. from the University of Pennsylvania Law School. We believe Mr. Eisenstein is qualified to serve on our Board of Directors due to his extensive management and international experience and experience as a public-company director.

Wen Hsieh

Mr. Hsieh has served as a member of our Board of Directors since December 2020. Mr. Hsieh serves as General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm he joined in 2006. Mr. Hsieh currently serves on the boards of directors of numerous private companies. Mr. Hsieh holds a B.S., M.S. and Ph.D. from California Institute of Technology. We believe Mr. Hsieh is qualified to serve on our Board of Directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.

Jeff Immelt

Mr. Immelt has served as a member of our Board of Directors since December 2020. Mr. Immelt serves as Venture Partner at New Enterprise Associates, a venture capital firm he joined in 2018. Mr. Immelt previously served as Chief Executive Officer of General Electric Co. and in various other roles with General Electric Co. from 2001 to 2017. Mr. Immelt currently serves on the boards of directors at Twilio Inc. and Bloom Energy Corp., in addition to numerous private companies. Mr. Immelt holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. Immelt is qualified to serve on our Board of Directors due to his extensive leadership and management history as the chief executive officer of a Fortune 500 company and his experience as a director of numerous public and private companies, together with his background in public company governance.

Stephen Nigro

Mr. Nigro has served as a member of our Board of Directors since December 2020. Mr. Nigro served as a consultant to Legacy Desktop Metal from August 2020. He most recently served as President, 3D Printing at HP, Inc., an information technology and services company, from 2015 until 2019. Mr. Nigro previously served as the Senior Vice President of HP, Inc.’s Imaging & Printing business. Mr. Nigro serves on the board of directors of Kornit Digital Ltd. Mr. Nigro holds a B.S. from University of California Santa Barbara and an M.S. from Stanford University. We believe Mr. Nigro is qualified to serve on our Board of Directors due to his extensive management history and his leadership experience in the additive manufacturing industry.

Class III Directors (terms to expire at the 2026 Annual Meeting)

The current members of the Board of Directors who will continue as Class III Directors following the Annual Meeting are as follows:

Name	Age	Served as a Director Since	Position with Company
Scott Dussault	51	2020	Director
Ric Fulop	48	2020	CEO and Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Scott Dussault

Mr. Dussault has served as a member of our Board of Directors since December 2020. Mr. Dussault most recently served as Chief Financial Officer of Vectra AI from August 2023 to February 2024. He was previously Chief Financial Officer of Workhuman since June 2021. Prior to Workhuman, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Nasuni Corporation since January 2015. He was previously Executive Vice President and Chief Financial Officer at Demandware, Inc. Prior to Demandware, Mr. Dussault was CFO at Archivas, and was also Chief Financial Officer at Astra Tech, Inc., a wholly owned subsidiary of Astra Zeneca, and StorageNetworks. Mr. Dussault began his career with Ernst & Young LLP. Mr. Dussault holds a Bachelor of Science degree in Business Administration and Accounting from Stonehill College. We believe Mr. Dussault is qualified to serve on our Board of Directors due to his extensive leadership and management history as the chief financial officer, together with his background in public accounting.

Ric Fulop

Mr. Fulop has served as our Chief Executive Officer and Chairman of our Board of Directors since December 2020. Prior to that, Mr. Fulop served as the Chief Executive Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Fulop was a general partner at North Bridge Venture Partners from 2010 to 2015 and served as a Founder of A123 Systems, Inc. from 2001 to 2010. Mr. Fulop currently serves on the board of governors of World Economic Forum Advanced Manufacturing Initiative (nonprofit). Mr. Fulop serves on the board of directors of Vicarious Surgical, Inc. (NYSE: RBOT). Mr. Fulop holds an M.B.A. from the MIT Sloan School of Management. We believe Mr. Fulop is qualified to serve on our Board of Directors due to his experience managing our company, his knowledge of our industry and his extensive business and finance experience.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

A representative of Deloitte & Touche LLP is expected to attend the 2024 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.

Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm. The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-attest services to the Company is compatible with maintaining the auditors’ independence.

Based on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.

AUDIT COMMITTEE
Scott Dussault

Jeff Immelt

Bilal Zuberi

The information in the Audit Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services.

Fee Category	2023	2022
Audit Fees[1]	$1,643,667	$2,418,163
Audit-Related Fees[2]	223,060	—
Tax Fees[3]	—	—
All Other Fees[4]	—	1,895
Total Fees	$1,866,727	$2,420,058

(1)	Audit fees consist of fees billed for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements, the reviews of our interim consolidated financial statements, and other professional services provided in connection with statutory and regulatory filings or engagements, including our registration statements.
(2)	Audit-related fees consist of other audit and attest services not required by statute or regulation.
(3)	Tax fees consist of fees for tax compliance related services.
(4)	All other fees include fees and expenses for services which do not fall within the categories described above. All other fees consisted of a subscription to Deloitte & Touche LLP’s Accounting and Research Tool.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Proposal No. 3: An advisory, non-binding vote to approve the compensation paid to our named executive officers

As required by Section 14A of the Exchange Act, we are requesting that stockholders cast an advisory, non-binding vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our executive compensation program is designed to align executive pay with our performance on both short-term and long-term bases, link executive pay to specific, measurable results intended to create value for stockholders and utilize compensation as a tool to assist us in attracting and retaining executives that we believe are critical to our long-term success. The Compensation Discussion and Analysis beginning on page 37 of this proxy statement describes our executive compensation program in more detail.

As an advisory vote, this resolution will not be binding on us, our Board or our Compensation Committee. However, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation programs, will consider the outcome of the vote when making future compensation decisions for our named executive officers. Accordingly, we recommend that our stockholders vote FOR the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

It is expected that our next advisory vote on the compensation paid to our named executive officers will be held at our 2025 Annual Meeting of Stockholders.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the advisory resolution to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

Proposal No. 4: Reverse Stock Split Proposal General

Our Board has approved and, subject to stockholder approval, adopted a resolution (1) declaring advisable, and recommending to our stockholders for their approval, amendments to the Certificate of Incorporation (the “Reverse Stock Split Amendments”), to give our Board of Directors discretionary authority to effect a reverse stock split of all of the outstanding shares of our Class A common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15 (“Reverse Stock Split”), with the exact ratio within such range to be determined by the Board at its discretion, subject to the Board’s authority to abandon the other amendments notwithstanding prior stockholder approval of such amendments, (2) directing that such proposed amendments to our Certificate of Incorporation be submitted to our stockholders for their approval and adoption, and (3) recommending that our stockholders approve and adopt each of the proposed amendments. The text of the form of Reverse Stock Split Amendments, one of which would be filed with the Delaware Secretary of State by means of the Certificate of Amendment to effect the Reverse Stock Split, are set forth in Appendix B to this Proxy Statement.

By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Class A common stock between 10 and 15, inclusive, would be combined into one share of our Class A common stock. The number of shares of Class A common stock underlying outstanding equity awards and available for future awards under our equity incentive plans would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware to be effective as of the Effective Time (as defined below), and all other amendments will be abandoned.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our Class A common stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A common stock and the continued listing requirements of The New York Stock Exchange (“NYSE”). Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A common stock by a ratio in the range of 1-for-10 to 1-for-15 but would not effect a decrease to the number of shares of Class A common stock that the Company will be authorized to issue, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of authorized and unissued shares of our Class A common stock. The Board believes that the effective increase in our authorized but unissued shares of Class A common stock that would result from a Reverse Stock Split is advisable, and in the best interests of the Company and its stockholders, in order to provide us with the flexibility to issue additional shares in the future on a timely basis in connection with potential strategic collaborations, financings, business combinations and strategic transactions, among other purposes, without the potential delay and expense associated with convening a special meeting of the stockholders.

For more information on the relative increase in the number of authorized shares of our Class A common stock, see “−Principal Effects of the Reverse Stock Split-Issued and Outstanding Shares of Class A Common Stock” below.

Purpose and Background of the Reverse Stock Split

On April 3, 2024, the Board approved the proposed Reverse Stock Split Amendments for the following reasons:

●	the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A common stock on the NYSE;

●	the Board believes that continued listing on the NYSE provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the NYSE. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards; and
●	the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate our ability to raise new equity capital either through private fund-raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain and motivate employees.

NYSE Requirements for Continued Listing

Our Class A common stock is quoted on the NYSE under the symbol “DM.” For our Class A common stock to continue trading on the NYSE, the Company must comply with various listing standards, including that the Company maintain a minimum average closing share price of $1.00 per share of Class A common stock over a consecutive 30 trading-day period.

On November 22, 2023 (the “Notification Date”), we received a letter from the Regulation Department of the NYSE notifying us that the 30-trading-day average closing share price for the Company’s Class A common stock was below the minimum $1.00 per share required for continued listing on the NYSE pursuant to Section 802.01C of the Listed Company Manual (“Section 802.01C”). Under Section 802.01C, the Company has a period of six months from receipt of the notice to regain compliance with the minimum stock price listing requirement. The Company may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period the common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

On November 29, 2023, we notified the NYSE that we intend to regain compliance with Section 802.01C through, among other options, a reverse stock split, for which we would seek stockholder approval no later than at the Annual Meeting.

If we fail to regain compliance promptly following the Annual Meeting, the NYSE will provide written notification that the Company’s securities will be delisted. At that time, we may appeal the NYSE’s determination to a Committee of the Board of Directors of the Exchange. If we appeal, the Company must state with specificity the grounds on which we intend to challenge the determination of the NYSE staff. There can be no assurance that such an appeal would be successful.

If our Class A common stock is delisted from the NYSE, the Board believes that the trading market for our Class A common stock could become significantly less liquid, which could reduce the trading price of our Class A common stock and increase the transaction costs of trading in shares of our Class A common stock. Such delisting from the NYSE and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.

If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Class A common stock outstanding and increase the market price of our Class A common stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR CLASS A COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR CLASS A COMMON STOCK.

Facilitation of Future Capital Raising

The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets.

We filed a shelf registration statement on Form S-3 (No. 333-277056) with the SEC on February 14, 2024 (the “Form S-3”), under which we may offer from time to time in one or more offerings any combination of common and preferred stock, debt securities, warrants and units of up to $250.0 million in the aggregate. The Form S-3 includes a prospectus pursuant to which we may offer and sell from time to time and at our discretion shares of its Class A common stock having aggregate sales proceeds of up to $75.0 million pursuant to an “at the market” offering program. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by us. While we regularly consider our capital requirements and may conduct equity offerings in the future, there can be no assurance as to whether or, if so, how many or when, any shares will be issued and sold under the Form S-3.

We intend to raise capital through equity or debt financing to fund our current operations. Such additional financing could take a variety of forms, including a private investment in common stock or preferred equity securities, convertible debt securities or other debt financing, an at-the-market offering of our Class A common stock, rights offering or other public offering of equity or debt securities, and could involve repurchase of the Convertible Notes, amendment of the terms of the Convertible Notes, or exchange of the Convertible Notes for other securities, in each case, as a standalone transaction or as part of a larger balance sheet modification. The availability of additional equity or debt financing will depend on the continued execution of our strategy and our ability to demonstrate a path to long-term profitable growth, as well as market conditions. There can be no assurance that such equity or debt financing will be available in amounts or on terms acceptable to us, if at all.

The sale of additional equity would result in significant dilution to our stockholders. The incurrence of debt financing would result in additional debt service obligations and the instruments governing such debt could provide for restrictive operating and financial covenants, security interests on our assets and other terms that could be adverse to our current stakeholders.

Failure to raise additional capital through equity or debt financing would have a material adverse effect on our ability to meet our long-term liquidity needs and achieve our business objectives.

The Board believes that the Reverse Stock Split would facilitate our ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our Class A common stock, as described under “Investor Interest and Liquidity” below. The Board believes that an increased price per share of Class A common stock following a Reverse Stock Split would enhance our ability to raise capital.

6.0% Convertible Senior Notes due 2027

The delisting of our common stock from the NYSE would constitute a “fundamental change” under the terms of the indenture governing our 6.0% Convertible Senior Notes due 2027 (the “Convertible Notes”), whereupon holders of the Convertible Notes may require us to repurchase for cash all or part of their Convertible Notes at a purchase price equal to the principal amount of the Convertible Notes to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, at the election of the holders of the Convertible Notes, we may be required to issue additional shares of Class A common stock for any Convertible Notes converted in connection with any such fundamental change.

Investor Interest and Liquidity

In addition, in approving the proposed Reverse Stock Split Amendments, the Board considered that the Reverse Stock Split and the resulting increase in the per share price of our Class A common stock could encourage increased investor interest in our Class A common stock and promote greater liquidity for our stockholders.

In the event that our Class A common stock were to be delisted from the NYSE, our Class A common stock would likely trade in the over-the-counter market. If our Class A common stock were to trade on the over-the-counter market, selling our Class A common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Class A common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Class A common stock could allow a broader range of institutions to invest in our Class A common stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Class A common stock.

Employee Retention

The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on the NYSE. Accordingly, the Board believes that maintaining the NYSE listing qualifications for our Class A common stock, can help attract, retain, and motivate employees and members of our Board.

In light of the factors mentioned above, our Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as our best means of increasing and maintaining the price of our Class A common stock to above $1.00 per share in compliance with the NYSE requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-15. The Board can only authorize the filing of one Reverse Stock Split Amendment and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.

In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

●our ability to maintain the listing of our Class A common stock on the NYSE;
●the historical trading price and trading volume of our Class A common stock;
●the number of shares of our Class A common stock outstanding immediately before and after the Reverse Stock Split;
●the then-prevailing trading price and trading volume of our Class A common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A common stock;
●the anticipated impact of a particular ratio on the number of holders of our Class A common stock; and
●prevailing general market and economic conditions.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A common stock. There is no assurance that:

●the market price per share of our Class A common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A common stock outstanding immediately before the Reverse Stock Split;
●the Reverse Stock Split will facilitate the Company’s access to the equity capital markets;
●the Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A common stock by institutional investors or increase analyst and broker interest in the Company;
●the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers who receive compensation in the form of our equity-based securities; and
●the market price per share of our Class A common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by the NYSE, or that we will otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our Class A common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Class A common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A common stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time.

Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “-Purpose of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A common stock.

While our aim is that the Reverse Stock Split will be sufficient to maintain our listing on the NYSE, it is possible that, even if the Reverse Stock Split results in a bid price for our Class A common stock that exceeds $1.00 per share of Class A common stock, we may not be able to continue to satisfy the NYSE’s additional requirements and standards for continued listing of our Class A common stock on the NYSE.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A common stock does not increase as a result of the Reverse Stock Split.

In addition, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of Class A common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Class A common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Class A common stock.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Class A Common Stock

If the Reverse Stock Split is approved and effected, each holder of our Class A common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class A common stock upon effectiveness of the Reverse Stock Split. As of March 29, 2024, 329,705,193 shares of our Class A common stock were issued and outstanding. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Class A common stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Class A common stock. Shares of our Class A common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of Class A common stock will remain $0.0001. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Relative Increase in Number of Authorized Shares of Class A Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 500,000,000 shares of Class A common stock and 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and together with our Class A common stock, our “Capital Stock”).

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. The Board believes that the effective increase in our authorized but unissued shares of Class A common stock that would result from a Reverse Stock Split is advisable, and in the best interests of the Company and its stockholders, in order to provide us with the flexibility to issue additional shares in the future on a timely basis in connection with potential strategic collaborations, financings, business combinations and strategic transactions, among other purposes, without the potential delay and expense associated with convening a special meeting of the stockholders.

If the proposed Reverse Stock Split Amendments are approved, all or any of the authorized and unissued shares of our Class A common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Class A common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Class A common stock, including the right to cast one vote per share.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Class A common stock, the future issuance of additional shares of Class A common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Class A common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Class A common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Class A common stock. If these factors were reflected in the price per share of our Class A common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Equity Compensation Plans and Outstanding Equity-Based Awards

We maintain the Desktop Metal, Inc. 2015 Stock Incentive Plan (as amended, the “2015 Plan”), the Desktop Metal, Inc. 2020 Incentive Award Plan (as amended, the “2020 Plan”), the Make Composites, Inc. 2018 Equity Incentive Plan (as

amended, the “Make Composites Plan”), and the ExOne Company 2013 Equity Incentive Plan (as amended, the “ExOne Plan” and together with the 2015 Plan, the 2020 Plan, and the Make Composites Plan, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company and its subsidiaries. As of March 29, 2024, options to purchase 5,985,746 shares of our Class A common stock, 18,773,982 restricted stock units and 6,802,702 performance stock units were outstanding under the Plans.

In the event of a Reverse Stock Split, our Board generally has the discretion to determine the appropriate adjustment to outstanding awards and share-based limits under the Plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, consistent with the terms of the Plans and outstanding award agreements, the total number of shares of Class A common stock issuable upon exercise, vesting or settlement of such awards and the total number of shares of Class A common stock remaining available for future awards under the Plans, as well as any share-based limits in the Plans, would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down to the nearest whole share. Furthermore, the exercise price of any outstanding options and the stock price per share vesting goals of any equity awards under the Plans will be proportionately increased based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded up to the nearest whole cent.

Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

Shelf Registration

We filed a shelf registration statement on Form S-3 (No. 333-277056) with the SEC on February 14, 2024, under which we may offer from time to time in one or more offerings any combination of common and preferred stock, debt securities, warrants and units of up to $250.0 million in the aggregate.

There can be no assurance as to whether or, if so, how many or when, any shares will be issued and sold under the Form S-3.

Effects of the Amendment on our Class A Common Stock

After the Effective Time, each stockholder will own fewer shares of our Class A common stock as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A common stock, the proposed Reverse Stock Split Amendments will result in a relative increase in the number of authorized and unissued shares of our Class A common stock. All outstanding options to purchase shares of our Class A common stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.

For purposes of illustration, the following table contains approximate information relating to the number of shares of our Class A common stock if the Reverse Stock Split is effected at a ratio of: 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, or 1-for-15 based on share information as of the close of business on March 29, 2024, but does not give effect to any other changes, including any issuance of securities after April 10, 2024:

	Number of shares of Class A common stock before Reverse Stock Split	1-for-10	1-for-11	1-for-12	1-for-13	1-for-14	1-for-15
Authorized	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
Issued and Outstanding	329,705,193	32,970,519	29,973,199	27,475,433	25,361,938	23,550,371	21,980,346
Issuable under Outstanding Convertible notes(1)	86,466,154	8,646,615	7,860,559	7,205,513	6,651,243	6,176,154	5,764,410
Issuable under Outstanding Equity Awards(2)	31,562,430	3,156,243	2,869,312	2,630,203	2,427,879	2,254,459	2,104,162
Reserved for Future Issuance under the Plans(3)	37,038,487	3,703,849	3,367,135	3,086,541	2,849,114	2,645,606	2,469,232
Authorized but Unissued and Unreserved(4)	15,227,736	451,522,774	455,929,794	459,602,311	462,709,826	465,373,410	467,681,849

(1)	Consists of shares reserved for issuance upon conversion of the Convertible Notes.
(2)	Consists of shares reserved for issuance pursuant to outstanding stock options, restricted stock units and performance stock units.
(3)	Consists of shares reserved for future issuance under the Plans, excluding shares issuable under outstanding stock options, restricted stock units and performance stock units.
(4)	Consists of shares authorized but unissued and unreserved for future issuance.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board of Directors determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date specified in the Certificate of Amendment filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Class A common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A common stock, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.

Registered “Book-Entry” Holders of Class A Common Stock

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), that the Reverse Stock Split has been effected. As all of the outstanding shares of our Class A common stock are held in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Class A common stock. As soon as practicable after the Effective Time, Continental will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Class A common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “−Fractional Shares” below).

Beneficial Holders of Class A Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Class A common stock held by stockholders in “street name” (i.e., through a bank, broker or other nominee), in the same manner as registered “book-entry” holders of Class A common stock. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Class A common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Class A common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Holders of Certificated Shares of Class A Common Stock

Continental Stock Transfer & Trust Company will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from Continental as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our Class A common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our Class A common stock, your post-reverse stock split shares of our Class A common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

No fractional shares or scrip would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such holder would otherwise be entitled multiplied by the closing price per share of Class A common stock on the date of the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is issued or received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board of Directors as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Class A Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Class A common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Class A common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Class A Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Class A common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Class A common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our Class A common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

●persons that are not U.S. Holders (as defined below);
●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●banks, insurance companies, and other financial institutions;
●real estate investment trusts or regulated investment companies;
●brokers, dealers, or traders in securities;
●S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●tax-exempt organizations or governmental organizations;
●persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;
●persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
●tax-qualified retirement plans; and
●“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our Class A common stock that, for U.S. federal income tax purposes, is or is treated as:

●an individual who is a citizen or resident of the United States;
●a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in the shares of the Class A common stock received pursuant to the Reverse Stock Split should equal such holder’s aggregate tax basis in the shares of the Class A common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Class A common stock), and such holder’s holding period in the shares of the Class A common stock received should include the holding period of the shares of the Class A common stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Class A common stock surrendered to the shares of Class A common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Class A common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder who receives cash in lieu of a fractional share of Class A common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of Class A common stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock surrendered exceeded one year at the Effective Time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share of Class A common stock in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers are expected to have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split Proposal.

Proposal No. 5: Adjournment Proposal

General

If the number of shares of Class A common stock voted in favor of the Reverse Stock Split Proposal is insufficient to approve the Reverse Stock Split, the Board believes it is in the best interests of the Company’s stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Adjournment Proposal.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the Adjournment Proposal.

CURRENT EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this proxy statement and their positions are shown below:

Name	Age	Position
Ric Fulop	49	Chief Executive Officer, Chairman and Director
Jason Cole	48	Chief Financial Officer and Treasurer
Thomas Nogueira	40	Chief Operating Officer
Jonah Myerberg	47	Chief Technology Officer

Ric Fulop

Mr. Fulop has served as our Chief Executive Officer and Chairman of our Board of Directors since December 2020. Prior to that, Mr. Fulop served as the Chief Executive Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Fulop was a general partner at North Bridge Venture Partners from 2010 to 2015 and served as a Founder of A123 Systems, Inc. from 2001 to 2010. Mr. Fulop currently serves on the board of governors of World Economic Forum Advanced Manufacturing Initiative (nonprofit). Mr. Fulop serves on the board of directors of Vicarious Surgical, Inc. (NYSE: RBOT). Mr. Fulop holds an M.B.A. from the MIT Sloan School of Management.

Jason Cole

Mr. Cole has served as our Chief Financial Officer and Treasurer since October 31, 2022. Mr. Cole served as Division CFO, Global Operations and Technology from January 2018, and as Division CFO, Industrial, Healthcare, Consumer and IoT from March 2014 to January 2018. His previous roles at Analog Devices spanned financial leadership positions across several business units including Communications Infrastructure, Linear & RF, High Speed Converters, and Automatic Test Equipment. Mr. Cole began his career at Arthur Andersen LLP in the High Technology Audit practice from 1997 to 2001. Mr. Cole is a Certified Public Accountant, and holds a B.S. in Accountancy from Bentley University, and an M.B.A. from Cornell University’s Samuel Curtis Johnson Graduate School of Management.

Thomas Nogueira

Mr. Nogueira has served as our Chief Operating Officer since June 13, 2022. Mr. Nogueira served as the Company’s Senior Vice President of Global Operations from December 2021 to June 2022, where he managed the Company’s global manufacturing, supply chain and facilities. From April 2018 to November 2021, he served as the Company’s Vice President of Operations and, from February 2017 to March 2018, as the Company’s Director of Manufacturing Operations. Prior to joining the Company, Mr. Nogueira held roles of increasing responsibility at 24M Technologies, Inc. (“24M”), a lithium-ion battery developer and manufacturer, including Senior Director of Program Management & Operations, where he oversaw all aspects of 24M’s manufacturing process. Prior to 24M, Mr. Nogueira held various operations, engineering and program management roles at A123 Systems LLC and the General Electric Company. Mr. Nogueira holds a B.S. in Chemical Engineering from the Worcester Polytechnic Institute and is a graduate of the GE Operations Management Leadership Program.

Jonah Myerberg

Mr. Myerberg has served as our Chief Technology Officer since December 2020. Prior to that, Mr. Myerberg served as the Chief Technology Officer of Legacy Desktop Metal from its incorporation in 2015. Prior to the founding of Legacy Desktop Metal, Mr. Myerberg served as Director of Technology, A123 Motorsports for A123 Systems, Inc. from 2005 to 2013. Mr. Myerberg holds a B.S. in Mechanical Engineering from Lehigh University and an M.S. in Mechanical Engineering from Johns Hopkins University.

Corporate Governance

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics on our website at https://ir.desktopmetal.com/corporate-governance, or by writing to our Secretary at our offices at 63 3rd Avenue, Burlington, MA 01803.

Director Independence

New York Stock Exchange (“NYSE”) listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Ms. Grayson and Messrs. Dussault, Eisenstein, Hsieh, Immelt, Papa, and Zuberi are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Classified Board of Directors

In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

●	the Class I directors are Dayna Grayson, Steve Papa and Bilal Zuberi, and their terms will expire at the Annual Meeting;
●	the Class II directors are James Eisenstein, Wen Hsieh, Jeff Immelt and Stephen Nigro, and their terms will expire at the 2025 annual meeting of stockholders; and
●	the Class III directors are Scott Dussault and Ric Fulop, and their terms will expire at the 2026 annual meeting of stockholders.

Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Subject to the Stockholders Agreement, our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

Board Committees

Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and standing committees. We have a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	considering and discussing with management our code of business conduct and ethics;
●	discussing our risk assessment and risk management policies;
●	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and
●	preparing the Audit Committee report required by the SEC rules (which is included on page 14 of this proxy statement).

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at ir.desktopmetal.com/corporate-governance.

Our Audit Committee consists of Messrs. Dussault, Immelt and Zuberi, with Mr. Dussault serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that our Audit Committee be composed entirely of independent members. Our Board of Directors has affirmatively determined that Messrs. Dussault, Immelt and Zuberi each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of our Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, our Board of Directors has determined that Messrs. Dussault and Immelt each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met four times during the fiscal year ended December 31, 2023.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and setting (either alone or, if directed by our Board of Directors, in conjunction with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;
●	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;
●	making recommendations to our Board of Directors regarding the compensation of our directors; and
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
●	preparing the annual compensation committee report, to the extent required by SEC rules.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at ir.desktopmetal.com/corporate-governance.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. During 2023, the Compensation Committee continued to engage Frederic W. Cook & Co., Inc (“FW Cook”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by FW Cook comparing our compensation to that of a group of peer companies within our industry and met with FW Cook to discuss our executive and non-employee director compensation and to receive input and advice. FW Cook reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to FW Cook and has determined that FW Cook’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.

Our Compensation Committee consists of Ms. Grayson and Mr. Hsieh, with Ms. Grayson serving as chair. Our Board of Directors has affirmatively determined that Ms. Grayson and Mr. Hsieh each meet the definition of “independent director” for purposes of serving on the Compensation Committee under the NYSE rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met three times during the fiscal year ended December 31, 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become board members;
●	recommending to our Board of Directors the persons to be nominated for election as directors and to each board committee;
●	developing and recommending to our Board of Directors corporate governance guidelines; and
●	overseeing evaluations of Board of Directors.

Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at ir.desktopmetal.com/corporate-governance. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders using the same criteria that it applies to evaluate other candidates.

Our Nominating and Corporate Governance Committee consists of Messrs. Papa and Eisenstein, with Mr. Papa serving as chair. Our Board of Directors has affirmatively determined that Messrs. Papa and Eisenstein each meet the definition of “independent director” under the NYSE rules.

The Nominating and Corporate Governance Committee met one time during the fiscal year ended December 31, 2023.

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at www.desktopmetal.com/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Director Candidates

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Communications with Our Board

Shareholders and other interested parties wishing to communicate with the Board of Directors, including the non-management and independent directors, may do so by sending a communication to the Board and/or a particular Board member, in care of the Secretary of the Company at 63 3rd Ave., Burlington, MA 01803. Depending on the nature of the communication and to whom it is directed, the Secretary will (a) forward the communication to the appropriate director or directors, (b) forward the communication to the relevant department within the Company, or (c) attempt to handle the matter directly (for example, communications dealing with share ownership matters). Communications requesting general information, that are primarily related to ordinary business affairs, that constitute personal grievances, or that are improper, irrelevant or hostile in nature may not be forwarded to Board members.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Mr. Fulop serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Fulop and allows for a single, clear focus for management to execute the Company’s strategy and business plans.

Our Corporate Governance Guidelines provide that whenever the Chair of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chair of the Board, as appropriate. Currently, we do not have a Lead Independent Director.

Due to the strong leadership of Mr. Fulop, coupled with the independent oversight provided by our independent Audit Committee, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Separate Sessions of Non-Management Directors

Our non-management directors meet in executive session without management directors or other members of management present on a regularly-scheduled basis. An executive session including only our independent directors is held at least once per year. If the Chair of the Board is a member of management and a Lead Independent Director has not been elected, then the directors in attendance at any such executive sessions shall select a director (from among the attending directors) to preside over the session.

Compensation-Related Risk Assessment

Our Compensation Committee, with the assistance of our independent compensation consultant, has analyzed the potential risks arising from our compensation policies and practices, and has determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, employees and consultants. The policy prohibits our directors, officers, employees and consultants and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board of Directors at Meetings

There were eleven meetings of our Board of Directors during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, (i) each director attended at least 75% of the aggregate of all meetings of the Board of Directors and (ii) and each director attended at least 75% of the meetings held by the committees of the Board on which he or she then served, other than Scott Dussault and Bilal Zuberi.

Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committee on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. One of our directors attended our annual meeting of stockholders in 2023.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal 2023, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions. Our named executive officers for the year ended 2023, which consist of our principal executive officer, our principal financial officer, and our two other most highly compensated executive officers, in each case, who were serving on the last day of fiscal year 2023 (collectively, the “named executive officers”) are:

●	Ric Fulop, who serves as Chief Executive Officer and is our principal executive officer;
●	Jason Cole, who serves as Chief Financial Officer and is our principal financial officer;
●	Thomas Nogueira, who serves as Chief Operating Officer; and
●	Jonah Myerberg, who serves as Chief Technology Officer.

Executive Summary/Fiscal Year 2023 Highlights

2023 Financial & Operating Highlights

In 2023, we achieved several significant financial and operational results:

●	Non- GAAP Gross Margin Expansion – Non-GAAP gross margin of 26.9% in 2023.
●	Reduced Expense Structure and Facilities Consolidation – 2022 Cost Optimization Initiative – completed stated goal of $100 million annualized cost savings in 2023.
●	Robust and Defensible IP Portfolio – Over 1,000 patents issued and patents pending.

Please refer to “Appendix A: Reconciliation of Non-GAAP measures” within this Proxy Statement for a more detailed discussion of our fiscal year 2023 financial results and a reconciliation of, our non-GAAP to GAAP financial measures.

2023 Executive Compensation Highlights

Our 2023 executive compensation program included three primary components and was designed to be consistent with our executive compensation philosophy which is summarized below:

●	Base salary – Attracts and retains talent by providing a stable and reliable source of income.
●	Annual Incentive Bonuses – Rewards the achievement of short-term Company objectives and overall contributions towards achieving those objectives.
●	Long-Term Equity-Based Compensation – Aligns our executive’s strategic objectives with those of our stockholders’ interests over the long-term.

Details of our Compensation Program

Executive Compensation Philosophy and Objectives

Historically, our executive compensation program has been designed to motivate, reward, attract and retain high caliber management who create an inclusive and diverse environment and are deemed critical to our success. The program seeks to align executive compensation with our short-and long-term objectives, financial performance and stockholder priorities. Our compensation objectives are designed to support these goals by:

●	Providing fair and competitive compensation packages that are designed to incentivize executives to drive company performance;
●	Focusing on variable compensation that rewards the achievement of short-term and long-term goals and emphasizing our commitment to pay-for-performance;
●	Ensuring that compensation is meaningfully related to increasing shareholder value.

We maintain a commitment to strong corporate governance in connection with our named executive officer compensation arrangements where our Compensation Committee works with management to develop and maintain compensation frameworks that are appropriate and competitive for a public company, including competitive base salary and bonus targeted at the median based on the Company’s peer group, bonus payments tied to company performance, and long-term equity awards to certain named executive officers. Our Compensation Committee retains an independent compensation consultant, Frederic W. Cook & Co. (“FW Cook”), to provide advice on market practices and assist us in implementing compensation arrangements that reflect our compensation philosophy.

In addition, the following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practices:

What We Do	What We Do Not Do
✓ Emphasize performance-based, at risk compensation.	X Do not grant uncapped cash incentives or guaranteed equity compensation, except in connection with certain key executive hires.
✓ Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X Do not provide significant perquisites.
✓ Engaged an independent compensation consultant to advise our Compensation Committee.	X Our 2020 Incentive Award Plan expressly forbids exchanging underwater options for cash without stockholder approval.
✓ Cap annual incentive opportunities.	X Do not provide supplemental executive retirement plans.
✓ Provide competitive compensation that is compared against an industry peer group.	X Do not provide excessive severance benefits.
✓ Structure compensation to avoid excessive risk taking.	X Do not have a single trigger acceleration upon change in control.
X Do not provide any excise tax gross-ups.

Determination of Compensation

Advisory Vote on Executive Compensation

Commencing in 2022, we began holding an annual advisory vote on our executive compensation program (the “say-on-pay vote.”) Approximately 87% of the shares voted at our 2023 annual meeting of stockholders voted in favor of our advisory vote on executive compensation, reflecting our stockholders’ strong support of our executive compensation program. Given the level of support received from our stockholders and the Compensation Committee’s assessment that our programs continue to effectively support our business objectives, we did not make any material changes to our executive compensation program as a result of this vote. The Compensation Committee will review the outcome of future say-on-pay votes as part of its decision making for our executive compensation programs.

Role of Board of Directors/Compensation Committee/Executive Officers

During fiscal year 2023, our Board of Directors, with respect to our Chief Executive Officer, and our Compensation Committee, with respect to each other named executive officer was responsible for approving and administering our executive compensation programs. In each case the Board of Directors and the Compensation Committee took into account recommendations from FW Cook and also considered a variety of factors, including the relevant experience and responsibilities of the individual, competitive standards of pay, business conditions and performance.

Our Chief Executive Officer made recommendations to the Board of Directors and the Compensation Committee to assist in determining fiscal 2023 compensation levels for the named executive officers other than himself. While the Board of Directors and the Compensation Committee utilized this information, the ultimate decisions regarding fiscal 2023 executive compensation were made by the Board of Directors and the Compensation Committee, as applicable, based on its own independent judgment.

Role of Compensation Consultant

Our Compensation Committee believes that independent advice is critical in developing our executive compensation programs. The Compensation Committee continued to engage FW Cook during 2023 as its independent advisor to review and provide advice regarding the design of all elements of our executive compensation program. FW Cook provides expert knowledge of regulatory developments, marketplace trends, and best practices relating to executive compensation and competitive pay levels, provides guidance on the composition of our peer group, and engages on other matters as needed and as directed solely by the Compensation Committee. FW Cook also provided independent advisory support to the Compensation Committee on the compensation of our non-employee directors, with respect to their 2023 compensation. Our independent compensation consultant does not provide any other services to us and reports directly to the Compensation Committee. The Compensation Committee has evaluated FW Cook’s independence pursuant to the requirements of NYSE and SEC rules and has determined that FW Cook does not have any conflicts of interest in advising the committee.

Peer Group Determination

For 2023, the executive peer group consisted of the 15 companies listed below, as recommended by FW Cook and approved by the Compensation Committee in February 2023. The companies in this peer group were selected because they are comparably-sized and represent a mix of relevant industries and business models, such as technology-enabled manufacturing, capital intensive businesses, international operations, and emerging technologies. The Compensation Committee analyzes public company market data for executive compensation as a general indicator of relevant market conditions and pay practices, focusing on companies with similar revenue, industry, talent competitors, and operating income as us.

From 2022 to 2023, 10 companies were removed from our peer group including 10x Genomics, Altair Engineering Inc., Cognex Corporation, Inspire Medical Systems, iRhythm Technologies, Novanta, Inc., Repligen Corporation, ShockWave Medical, Inc., STAAR Surgical, and Universal Display Corporation. The prior peer group was initially constructed and approved in the lead-up to going public at which time the focus was on selecting companies with operations that focused on emerging technology, had subscription models, encompassed technology-enabled manufacturing, and were capital-intensive. The Compensation Committee has since elected to remove these larger peers and add more size and business-appropriate peers.

From 2022 to 2023, 7 companies were added to our peer group including 3D Systems Corporation, Cardiovascular Systems, Inc., FARO Technologies, Inc., Markforged Holding Corporation, PDF Solutions, Inc., Stratasys Ltd., and Velo3D, Inc.. These companies reposition the Company between 25th percentile and median in revenue market capitalization and provide room for growth in the Company’s revenue and valuation.

The peer group for determining our 2023 compensation decisions consisted of the following companies:

3D Systems Corporation	PDF Solutions, Inc.
AeroVironment, Inc.	Proto Labs, Inc.
Appian Corporation	Silk Road Medical, Inc
Axonics, Inc.	Stratasys Ltd.
Cardiovascular Systems, Inc.	Velo3D, Inc.
FARO Technologies, Inc.	Vicor Corporation
Kornit Digital Ltd.	Xperi Inc.
Markforged Holding Corporation

The Compensation Committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation was competitive and sufficient to recruit and retain our named executive officers. While the Board of Directors considers this data in evaluating named executive officer compensation, we did not benchmark our named executive officer compensation to any particular pay percentile or level.

Elements of Our Executive Compensation Program

For fiscal 2023, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Annual Incentive Compensation	Provides short-term incentives based on annual performance and achievement of specified strategic goals
Long-Term Equity-Based Compensation	Provides long-term incentives to drive financial and operational performance and shareholder value creation
Health and Welfare Benefits	Attract and retain key talent by providing a competitive benefits package
Severance and Other Benefits Potentially Payable upon Termination of Employment	Provided to certain executive officers to create clarity around termination and promote retention.

We do not currently have formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a stable and fixed component of our compensation program. Base salaries for our named executive officers were initially established through negotiations at the time an executive was hired and set forth in the executive’s employment agreement with the Company. Our Compensation Committee reviews the annual base salaries of each of our named executive officers periodically, referring to the 50th percentile of similar positions at our peer group of companies or, if no similar positions are included in our peer group of companies, general market surveys when adjusting annual base salaries. The surveys provide general market data for relevant positions and are not used to benchmark annual base salaries for our named executive officers.

None of our named executive officers received a base salary increase for 2023. The following table sets forth the base salaries of our named executive officers for fiscal 2023:

Fiscal 2023
Named Executive Officer	Base Salary
Ric Fulop	580,000
Jason Cole	550,000
Jonah Myerberg	400,000
Thomas Nogueira	400,000

Incentive Compensation

Annual Bonuses

We consider performance-based annual incentive opportunities to be an important component of our total compensation program in providing incentives to executive officers to achieve annual corporate goals. Each named executive officer is eligible to receive an annual performance-based bonus based on a specified target, expressed as a percentage of the named executive officer’s base salary.

In February 2023, the Compensation Committee, based on input from FW Cook, approved the terms of the 2023 performance bonus plan for our executive officers (the “2023 Bonus Plan”) under which our named executive officers were eligible to receive a bonus based on the achievement of Company performance goals, with potential payouts ranging from 0-150% of target. In February 2023, the Compensation Committee also determined to pay out the amounts earned under the 2023 Bonus Plan in RSUs that vest on March 1, 2024.

Given the importance of continuing to develop innovative technologies and product offerings, the Compensation Committee determined to include both financial and strategic objectives as performance measures for the 2023 Bonus Plan. The 2023 Bonus Plan was funded 70% based on corporate financial performance and 30% based on performance versus the strategic scorecard.

On June 10, 2022, the Board of Directors approved a strategic integration and cost optimization initiative that included a global workforce reduction, facilities consolidation, and other operational savings measures (the “2022 Initiative”). The purpose of the 2022 Initiative was to streamline our operational structure, reduce our operating expenses and manage the Company’s cash flows. On January 31, 2023, the Company committed to additional actions to continue and expand the 2022 Initiative. These additional actions included closing and consolidating select locations in the United States and Canada and reducing our workforce by an additional 15%, prioritizing investments and operations in line with near-term revenue generation, positioning us to achieve our long-term financial goals.

The Compensation Committee approved the decision to use largely Q4 metrics as the cost-savings of the 2022 Initiative were expected to be fully realized in the final quarter of the year.

The corporate financial metrics for purposes of the 2023 Bonus Plan were as follows:

●	Revenue: Total revenues for the 2023 fiscal year calculated from the year-end financial statements.
●	Q4 Non-GAAP Margin: Non-GAAP margin for the three months ended December 31, 2023 calculated from the year-end financial statements, excluding stock compensation expense, amortization of acquired intangible assets, restructuring expense, expenses related to acquisitions and integration, and inventory step-up adjustments.
●	Q4 Adjusted EBITDA: Adjusted EBITDA for the three months ended December 31, 2023 calculated from the year-end financial statements, excluding change in fair value of investments, inventory step-up adjustments, stock compensation expense, restructuring expense, goodwill impairment, and expenses related to acquisitions and integration.
●	Q4 Cash Burn: Cash burn for the three months ended December 31, 2023 calculated from the year-end financial statements.

The strategic objectives for the 2023 Bonus Plan consisted of: (i) consolidation of certain operating locations; (ii) the production launch of certain products; (iii) subscription business revenue for the three months ended December 31, 2023; and (iv) year over year consumables and services revenue growth.

Results for each performance measure were determined on a scale of 0% - 150% of target, with a maximum overall bonus opportunity under the 2023 Bonus Plan at 150% of target.

The table below sets forth the baseline, target and maximum goals for the financial performance components of the 2023 Bonus Plan established by the Compensation Committee. Payout amounts are not interpolated for falling between baseline, target, and maximum performance levels.

		2022 Financial Goals
Metric		Baseline	Target	Maximum
($ in millions)	Weighting	(50% Funding)	(100% Funding)	(150% Funding)
Revenue	17.5%	$210	$235	$260
Q4 Non-GAAP Margin	17.5%	30%	35%	40%
Q4 Adjusted EBITDA	17.5%	($5)	$0	$5
Q4 Cash Burn	17.5%	<$20	<$10	$0

In February 2024, the Compensation Committee reviewed the Company’s financial and business performance and approved payouts under the 2023 Bonus Plan. During 2023, we recognized revenues of $189.7 million, Q4 non-GAAP margin of 33.6%, Q4 adjusted EBITDA of ($8.0) million, and Q4 cash burn of $23.8 million. As it relates to the strategic objectives under the 2023 Bonus Plan, the Company consolidated certain operating locations by the end of Q2 2023 and achieved year over year consumables revenue growth of 24% and year over year services revenue growth of 15%. Based on the funding guidelines for the 2023 Bonus Plan and actual performance, the Compensation Committee approved bonus plan funding at 27.5% of target for 2023.

The table below presents information relating to the various components and actual achievement under the 2023 Bonus Plan:

	Performance Measure	Level of Achievement
Performance Measure	Weighting	(0% - 150%)	Result
Revenue	17.5%	0%	0%
Q4 Non-GAAP Margin	17.5%	50%	9%
Q4 Adjusted EBITDA	17.5%	0%	0%
Q4 Cash Burn	17.5%	0%	0%
Consolidation of Certain Operating Locations	7.5%	150%	11%
Production Launch of Certain Products	7.5%	0%	0.0%
Subscription Business Revenue 4Q23	7.5%	0%	0%
Year over Year Consumables and Services Revenue Growth	7.5%	100%	7.5%
Bonus Target			27.5%

For each of Messrs. Fulop, Myerberg, and Nogueira, the Compensation Committee approved payouts under the 2023 Bonus Plan at the 27.5% bonus funding level. In connection with Mr. Cole’s hire, the Compensation Committee agreed to guarantee his first full year bonus at 100%.

The following table sets forth the bonus target and actual bonuses paid to each named executive officer under the 2023 Bonus Plan:

					2023 Actual
	2023 Annual	2023 Target	2023 Target	2023 Actual	Bonus
	Base Salary	Bonus	Bonus	Bonus	Amount
Named Executive Officer	Rate	(% of Base Salary)	Amount	Amount ($)(2)	(% of Target)
Ric Fulop	580,000	85%	493,000	135,575	27.5%
Jason Cole(1)	550,000	100%	550,000	550,000	100%
Jonah Myerberg	400,000	75%	300,000	82,500	27.5%
Thomas Nogueira	400,000	60%	240,000	66,000	27.5%

(1)	Mr. Cole’s actual payout was guaranteed at 100% of target.
(2)	On February 9, 2024, the Compensation Committee approved the payout of the amounts earned under the 2023 Bonus Plan and on February 15, 2024 the named executive officers were granted restricted stock units in the following amounts: Mr. Fulop (220,986); Mr. Cole (896,495); Mr. Myerberg (134,474); and Mr. Nogueira (107,579). The number of restricted stock units granted to each named executive officer was determined based on the closing price of our common stock on February 15, 2024 of $0.6135 per share. The restricted stock units fully vested on March 1, 2024.

Long-Term Equity-Based Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers, but the size and value of annual equity awards for 2023 were based on considerations included in the process for determining executive compensation overall, as previously described in this CD&A.

For 2023, we granted time-based restricted stock units to our executives, including certain of our named executive officers. The restricted stock units vest as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to the executive’s continued service with us through the applicable vesting dates. The following table sets forth the restricted stock units granted to our named executive officers during 2023.

Time-Based
Restricted Stock
Named Executive Officer	Units Granted
Ric Fulop(1)	—
Jason Cole	735,023
Jonah Myerberg	543,478
Thomas Nogueira	326,086

(1)	During 2021, Mr. Fulop was granted performance-based restricted stock units that were intended as multi-year awards. Accordingly, Mr. Fulop was not granted a long-term equity incentive award in 2023.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, life insurance, and disability insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Retirement Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation on a pre-tax basis through contributions to the 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Currently, we do not match contributions made by executive officers in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Severance and Change of Control Plan

In May 2023 the named executive officers became participants in the Company’s Severance and Change of Control Plan (the “Severance and Change of Control Plan”), pursuant to which a named executive officer will be eligible to receive the following payments and benefits if the employment of the executive is terminated by the Company without cause, or if the executive resigns for good reason: (i) continued payment of the his base salary for a period of nine months; and (ii) COBRA premiums for a period of up to nine months.

The Severance and Change of Control Plan also provides that if the employment of a named executive officer is terminated by the Company without cause, or if the named executive officer resigns for good reason, in either case, within 12 months following a change of control, the named executive officer will be eligible to receive: (i) a lump sum payment equal to 12 months of his base salary; (ii) a lump sum payment equal to his target bonus; (iii) COBRA premiums for a period of up to 12 months; (iv) accelerated vesting of all time-based equity awards held by him; and (v) unless the award agreement provides for more favorable vesting terms, vesting of all performance-based equity awards held by him at the target level of performance; provided that the terms of the Severance and Change of Control Plan will not apply to the 2021 Founder Awards (as defined below).

All payments and benefits under the Severance and Change of Control Plan are provided in lieu of any severance pay or termination benefits provided under a named executive officer’s employment agreement with the Company and are contingent upon the named executive officer’s non-revocation of a release of claims in favor of the Company (which may contain, among other terms, non-competition obligations for a period of up to 12 months) and continued compliance with certain restrictive covenants.

For purposes of the Severance and Change of Control Plan, “cause” means (a) if the executive is party to an employment agreement that defines cause, “cause” as defined in the employment agreement or (b) if the executive is not party to an employment agreement that defines cause, the executive’s (i) failure to substantially perform his duties; (ii) failure to carry out, or comply with any lawful and reasonable directive of the Board or his immediate supervisor; (iii) unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the executive and the Company; (iv) act or omission that could reasonably be expected to result in (or has resulted in) his conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (v) unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or while performing his duties and responsibilities for the Company; or (vi) commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company.

For purposes of the Severance and Change of Control Plan, “good reason” means (a) if the executive is party to an employment agreement that defines “good reason”, good reason as defined in the employment agreement or (b) if the executive is not party to an employment agreement that defines good reason, the occurrence of any of the following without the executive’s prior written consent, subject to certain notice and cure rights: (i) a reduction of his base salary, other than a reduction of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting substantially all other similarly situated employees of the Company; (ii) a material decrease in his authority, title, duties or areas of responsibility (in all events, other than in connection with a change in control immediately after which the executive continues to hold substantially the same position (i.e., the same authority, title, duties, and areas of responsibility) with the Company or the Company’s business, as such business existed immediately prior to the change in control, as the executive held immediately before the change in control); or (iii) a relocation of his principal place of employment to a location that is more than thirty-five (35) miles from his principal place of employment immediately prior to such relocation, unless such new principal place of employment is closer to his primary residence.

All of the named executive officers have entered into restrictive covenant agreements with us that generally contain 12-month post-employment non-competition and non-solicitation covenants.

Tax Considerations

As a general matter, our Compensation Committee reviews and considers the various tax and accounting implications of compensation programs we utilize.

Clawback Policy

The Company has adopted a compensation recovery policy as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the New York Stock Exchange. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

COMPENSATION COMMITTEE REPORT

The information in this Compensation Committee Report shall not be considered “soliciting material” or “filed” with the SEC, nor shall this information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dayna Grayson (Chair)
Wen Hsieh

April 4, 2024

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2023 Summary Compensation Table

The following table contains information about the compensation awarded to, paid to, or earned by each of our named executive officers during our most recently completed fiscal year ended December 31, 2023.

					Non-Equity
					Incentive Plan		All Other
		Salary	Bonus	Stock Awards	Compensation		Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)		($)(4)	($)
Ric Fulop	2023	580,000	—	—	135,575	(3)	540	716,115
Chief Executive Officer	2022	568,846	—	—	61,625		540	631,011
	2021	522,500	—	10,018,870	493,000		540	11,034,910
Jason Cole	2023	550,000	550,000	599,999	—		540	1,700,539
Chief Financial Officer	2022	84,615	91,667	3,690,000	—		83	3,866,365
Jonah Myerberg	2023	400,000	—	1,000,000	82,500	(3)	540	1,483,040
Chief Technology Officer	2022	387,692	—	—	25,000		561	413,253
	2021	342,500	—	5,009,435	162,000		514	5,514,449
Thomas Nogueira	2023	400,000	—	599,998	66,000	(3)	360	1,066,358
Chief Operating Officer	2022	359,138	—	1,599,998	30,000		311	1,989,447

(1)	The amount shown for Mr. Cole represents his guaranteed annual performance bonus for 2023. In February 2023, the Compensation Committee determined to pay out this amount in restricted stock units and on February 15, 2024, Mr. Cole was granted 896,495 restricted stock units in lieu of his annual bonus. The number of restricted stock units was determined based on the closing price of our common stock on February 15, 2024 of $0.6135 per share. The restricted stock units fully vested on March 1, 2024.

(2)	Amounts shown reflect the grant date fair value of restricted stock units granted during the year as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.
(3)	Amounts shown reflect performance bonuses earned for fiscal year 2023. In February 2023, the Compensation Committee determined to pay out the amounts earned under the 2023 Bonus Plan in restricted stock units, and on February 15, 2024, the named executive officers were granted restricted stock units that vested on March 1, 2024. For a further description of these payments, see the section entitled “Incentive Compensation – Annual Bonuses” above and footnote two (2) to the Grants of Plan-Based Awards Fiscal 2023 Table below.
(4)	For all named executive officers, amount reflects the value of gross-up payments for the taxable portion of group term life insurance in excess of $50,000.

Grants of Plan-Based Awards in Fiscal 2023

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to the named executive officers.

						Grant Date
		Estimated Future Payouts Under Non-Equity			All Other	Fair Value of
		Incentive Plan Awards(1)			Stock Awards:	Stock and
		Threshold	Target	Maximum	Number of Units(2)	Option Awards
Name	Grant Date	($)	($)	($)	(#)	($)
Ric Fulop	2/15/2023	—	493,000	739,500	—	—
Jason Cole	11/28/2023	—	—	—	735,023	599,999
Jonah Myerberg	2/15/2023	—	300,000	450,000	543,478	1,000,000
Thomas Nogueira	2/15/2023	—	240,000	360,000	326,086	599,998

(1)	Amounts shown represent the target and maximum bonus opportunities under the 2023 Bonus Plan. There is no threshold performance level under the 2023 Bonus Plan. In February 2023, the Compensation Committee determined to pay out the amounts earned under the 2023 Bonus Plan in restricted stock units and on February 15, 2024 the named executive officers were granted restricted stock units in the following amounts: Mr. Fulop (220,986); Mr. Myerberg (134,474); and Mr. Nogueira (107,579). The number of restricted stock units granted to each named executive officer was determined based on the closing price of our common stock on February 15, 2024 of $0.6135 per share. The restricted stock units fully vested on March 1, 2024. Mr. Cole received a guaranteed annual performance bonus for 2023, the amount of which is reported in the “Bonus” column of the 2023 Summary Compensation Table above.

(2)	Amounts represent time-based restricted stock units that vest as to 25% of the shares on the first anniversary of the applicable grant date (or November 1, 2024 for Mr. Cole) and as to the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to the executive’s continued service with us through the applicable vesting dates.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2023.

		Option Awards				Stock Awards
										Equity
										Incentive
								Equity		Plan
								Incentive		Awards:
								Plan		Market or
								Awards:		Payout
								Number of		Value of
		Number of	Number of				Market	Unearned		Unearned
		Securities	Securities			Number of	Value of	Shares,		Shares,
		Underlying	Underlying			Shares or	Shares or	Units or		Units, or
		Unexercised	Unexercised			Units of	Units of	Other		Other
	Vesting	Options	Options	Option	Option	Stock That	Stock That	Rights That		Rights That
	Commencement	(#)	(#)	Exercise	Expiration	Have Not	Have Not	Have Not		Have Not
Name	Date	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)(3)	Vested (#)		Vested ($)(3)
Ric Fulop	10/14/2021	—	—	—	—	—	—	377,928	(4)	283,824
Jason Cole	11/1/2022	—	—	—	—	1,125,000	844,875	—		—
	11/1/2023	—	—	—	—	735,023	552,002	—		—
Jonah Myerberg	6/11/2020	28,121	4,016	1.40	6/10/2030	—	—	—		—
	10/14/2021	—	—	—	—	—	—	188,964	(4)	141,912
	2/15/2023	—	—	—	—	543,478	408,152	—		—
Thomas Nogueira	4/1/2018	18,318	—	2.46	5/10/2028	—	—	—		—
	5/31/2018	4,679	—	2.78	9/6/2028	—	—	—		—
	5/31/2018	62,487	—	2.78	9/6/2028	—	—	—		—
	6/11/2020	60,796	14,311	1.40	6/10/2030	—	—	—		—
	9/1/2020	19,846	4,578	1.40	8/31/2030	—	—	—		—
	6/1/2021	—	—	—	—	11,176	8,393	—		—
	2/11/2022	—	—	—	—	138,207	103,793	—		—
	7/1/2022	—	—	—	—	162,147	121,772	—		—
	10/1/2022	—	—	—	—	27,985	21,017	—		—
	2/15/2023	—	—	—	—	326,086	244,891	—		—

(1)	Time-based stock options vest as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 36 substantially equal monthly installments thereafter, subject to the executive’s continued service with us through the applicable vesting dates.
(2)	Time-based restricted stock units vest as to 25% of the shares on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares in 12 substantially equal quarterly installments thereafter, subject to the executive’s continued service with us through the applicable vesting dates.
(3)	Amount shown is based on a price per share of $0.751, which was the closing price of our common stock as of December 31, 2023.
(4)	Performance-based restricted stock units vest upon achievement of market capitalization performance metrics measured over the seven-year performance period ending in 2028 and continued service. These awards are displayed in the table at threshold and none have been earned as of December 31, 2023. Assuming the maximum level of performance, the service-based condition will be satisfied as to 1,889,640 shares for Mr. Fulop and 944,820 shares for Mr. Myerberg on October 14, 2024 and as to 2,645,496 shares for Mr. Fulop and 1,322,748 shares for Mr. Myerberg on October 14, 2025.

Option Exercises and Stock Vested in Fiscal 2023

The following table sets forth information regarding stock awards vested by our named executive officers during fiscal 2023. None of our named executive officers exercised any stock options during 2023.

Stock Awards
Number of
	shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)(1)
Ric Fulop	—	—
Jason Cole	375,000	306,000
Jonah Myerberg	—	—
Thomas Nogueira	214,277	346,591

(1)	Calculated by multiplying (i) the number of shares acquired on vesting by (ii) the closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

In May 2023, the named executive officers became participants in the Company’s Severance and Change of Control Plan. The following table sets forth the potential payments that would have been provided to each of our named executive officers under each of the circumstances specified below if he had terminated employment with Desktop Metal effective December 31, 2023. See “Severance and Change of Control Plan” above for a further description of these payments and benefits. We do not have any agreements that would provide automatic “single-trigger” accelerated vesting of equity compensation or excise tax gross-up payments to any of our named executive officers in the event of a change in control of the Company.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. For purposes of the table below, the target award amount was used for performance-based awards with performance periods not yet completed.

Scenario and Payment Type	Ric Fulop		Jason Cole		Jonah Myerberg		Thomas Nogueira
Death or disability
Restricted stock units	$—	(1)	$—		$—	(1)	$—
Total	$—		$—		$—		$—
Termination without cause or resignation for good reason
Base Salary	$435,000	(2)	$412,500	(2)	$300,000	(2)	$300,000	(2)
Continued benefits	$4,648	(3)	$3,358	(3)	$4,648	(3)	$4,648	(3)
Total	$439,648		$415,858		$304,648		$304,648
Change in control with qualifying termination
Base Salary	$580,000	(4)	$550,000	(4)	$400,000	(4)	$400,000	(4)
Bonus	493,000	(5)	550,000	(5)	300,000	(5)	240,000	(5)
Restricted Stock Units	$—	(6)	$1,396,877	(7)	$408,152	(8)	$499,866	(7)
Continued benefits	6,197	(9)	4,478	(9)	6,197	(9)	6,197	(9)
Total	$1,079,197		$2,501,355		$1,114,349		$1,146,064

(1)	Unvested performance-based restricted stock units granted in 2021 (the “2021 Founder Awards”) vest upon death or disability to the extent that the market capitalization goal has been achieved as of the date of death or disability. As of December 31, 2023, no market capitalization goals have been achieved; accordingly, there is no expected pay out of the 2021 Founder Award.
(2)	Reflects continued payment of base salary for a period of nine months.
(3)	Reflects continued benefit of nine months of covered COBRA premiums.
(4)	Reflects a lump sum payment equal to 12 months of his base salary.
(5)	Reflects a lump sum payment equal to his target bonus.

(6)	Unvested 2021 Founder Awards vest upon a termination without cause or resignation for good reason following a change in control provided that the market capitalization goal has been achieved as of the date of the change in control. As of December 31, 2023, no market capitalization goals have been achieved; accordingly, there is no expected pay out of the 2021 Founder Award.
(7)	Reflects accelerated vesting of all time-based equity awards held by him.
(8)	Unvested 2021 Founder Awards vest upon a termination without cause or resignation for good reason following a change in control provided that the market capitalization goal has been achieved as of the date of the change in control. As of December 31, 2023, no market capitalization goals have been achieved; accordingly, there is no expected pay out of the 2021 Founder Award. Also, reflects accelerated vesting of all time-based equity awards held by him.
(9)	Reflects continued benefit of 12 months of covered COBRA premiums.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2023.

Number of securities remaining
	Number of securities		available for future issuance under
	to be issued upon exercise of	Weighted-average exercise price of	equity compensation plans (excluding
	outstanding options, warrants and rights	outstanding options, warrants and rights	securities reflected in column (a))
Plan category	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders (2), (3), (4)	23,083,075	1.83	28,210,509
Equity compensation plans not approved by security holders	—	N/A	—
Total	23,083,075	1.83	28,210,509

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Consists of shares issuable under the Desktop Metal, Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan”). The number of shares available for issuance under the 2020 Incentive Award Plan increases annually on the first day of each calendar year beginning January 1, 2021 and ending on and including January 1, 2030, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Board.
(3)	This table does not include options to purchase 86,020 shares of our Class A common stock at a weighted average exercise price of $4.47 per share, that were granted under The ExOne Company 2013 Equity Incentive Plan (the “ExOne Plan”), that we assumed on November 12, 2021 pursuant to the Agreement and Plan of Merger, dated as of August 11, 2021, by and among the Company, Texas Merger Sub I and The ExOne Company. No further awards will be granted under the ExOne Plan.
(4)	This table does not include 6,107,156 shares issuable upon exercise or vesting of outstanding awards that were granted under the Desktop Metal, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) and 32,888 shares issuable upon exercise or vesting of outstanding awards that were granted under the Make Composites, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) , that we assumed on December 8, 2020 pursuant to the Agreement and Plan of Merger, dated as of September 26, 2020, by and among the Company, Sparrow Merger Sub, Inc. and Desktop Metal, Inc. (now known as Desktop Metal Operating, Inc.). No further awards will be granted under the 2015 Plan or the 2018 Plan.

CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our “median employee” and the annual total compensation Ric Fulop, our Chief Executive Officer, during 2023. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

Based on the methodology described below, our CEO’s 2023 total compensation was 10.8 times that of our median employee.

Our median employee is a full-time, salaried employee working in Italy as a Customer Service Specialist. The total compensation of our median employee was $66,555. Our CEO’s total compensation for 2023 was $716,115 (as reflected in the Summary Compensation Table).

To determine the median of the annual total compensation of all employees of the Company (other than the CEO), the methodology and the material assumptions, adjustments and estimates that we used were as follows:

●	We selected December 31, 2023 as the date upon which we would identify our employee population and median employee.
●	We excluded 28, or approximately 3% of employees who are employed in the following non-US jurisdictions: China (3 employees); Germany (8 employees); Hong Kong (1 employee); Japan (3 employees); Singapore (1 employee); and Taiwan (12 employees). As of December 31, 2023, our employee population included approximately 963 employees, which was comprised of approximately 682 US employees and 281 non-US employees.
●	We identified our median employee using a “direct total compensation” measure consisting of: (i) fiscal year 2023 annual base salary (salary or gross wages for hourly employees), which we annualized for any permanent employees who commenced work during the year, (ii) paid bonuses for fiscal year 2023, and (iii) the dollar value of stock awards vested and exercised in fiscal year 2023.
●	Compensation paid in foreign currencies was converted to U.S. dollars using 12-month average exchange rates for the year ended December 31, 2023.
●	Once the median employee was identified, we calculated annual total compensation for such employee using the same methodology we use to report our CEO’s total annual compensation, as reported in the 2023 Summary Compensation Table.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices.

Accordingly, our pay ratio is affected by many factors, and may not be comparable to the pay ratios reported by other companies. For example, the following factors may affect the comparability of our pay ratio:

●	Our large global workforce, which may have significantly lower wages than U.S. wages;
●	Exclusion of certain international employees as described in more detail above; and
●	Varied currency exchange rates.

PAY vs. PERFORMANCE COMPARISON

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100
			Average		Investment Based on:
	Summary		Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Total	Total
	Table Total	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder
	for PEO	to PEO	Non-PEO NEOs	Non-PEO NEOs	Return	Return	Net Income	Total Revenue
Year	($)(1)	($)(2)	($)(3)	($)(2)(3)	($)	($)(4)	($) (in thousands)	($)(5) (in thousands)
2023	716,115	234,297	1,416,646	452,290	7.78	167.06	(323,271)	189,698
2022	631,011	(5,045,468)	2,345,844	(294,720)	14.01	139.45	(740,343)	209,023
2021	11,034,910	7,376,568	4,197,184	(421,625)	51.02	179.61	(240,334)	112,408
2020	483,008	483,008	3,489,752	12,745,887	177.29	141.60	(34,015)	16,470

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Ric Fulop, in the Summary Compensation Table for each of the fiscal years listed in the table. Mr. Fulop served as CEO for each of the years presented.
(2)	The dollar amounts reported represent the amount of “compensation actually paid” as computed in accordance with SEC rules. See the table below for the adjustments made in determining these amounts.
(3)	Reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this proxy statement. For 2023, reflects compensation information for Mr. Cole, Mr. Nogueira, and Mr. Myerberg. For 2022, reflects compensation information for Mr. Cole, Mr. Nogueira, Mr. Myerberg, Mr. Jafar, our former CEO of Desktop Health, Mr. Aggarwal, our former EVP of Corporate Development, and Mr. Haley, our former CFO. For 2021, reflects compensation information for Mr. Haley, Mr. Aggarwal, Mr. Jafar, Mr. Myerberg, Ms. Linardos, our former CFO, Mr. Mirman, our former Chief Marketing Officer, and Mr. El Siblani, our former CEO of EnvisionTEC. For 2020, reflects compensation information for Ms. Linardos and Mr. Billow, our former President.
(4)	The dollar amounts represent the cumulative TSR (the “Peer Group TSR”) of the S&P Small Cap 600 Information Technology Index for the relevant fiscal year, which is the peer group used by Desktop Metal for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Desktop Metal’s Annual Report on Form 10-K for the year ended December 31, 2023.
(5)	Total revenue is a GAAP measure.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2023
		Average Non-
	PEO	PEO NEOs
Adjustments	($)	($)
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	—	(733,332)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	—	401,682
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(481,818)	(583,347)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	(49,359)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
TOTAL ADJUSTMENTS	(481,818)	(964,356)

Narrative Disclosure to Pay Versus Performance Table

Pay versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

●	Total revenue;
●	Non-GAAP Margin; and
●	Adjusted EBITDA.

Refer to Appendix A for a reconciliation of Non-GAAP measures to the related GAAP measure.

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our total revenue, in each case, for the fiscal years ended December 31, 2023, 2022, 2021, and 2020. For 2021, the compensation actually paid for our CEO was primarily due to the 2021 Founder Award he received. For 2022 and 2023, the compensation actually paid for our CEO was impacted by Desktop Metal’s stock price depreciation. For 2021, 2022, and 2023, compensation actually paid for our other NEOs was primarily impacted by Desktop Metal’s share price depreciation.

TSR amounts reported in the graph assume an initial fixed investment of $100 on January 1, 2020.

DIRECTOR COMPENSATION

In December 2020, we adopted a compensation program for our non-employee directors, referred to herein as the Director Compensation Program, which applies broadly to all of our non-employee directors. Pursuant to the Director Compensation Program, our non-employee directors received cash compensation as follows for 2023:

●	Each non-employee director received an annual cash retainer in the amount of $40,000 per year;
●	A non-employee chair of the board would receive an additional annual cash retainer in the amount of $45,000 per year;
●	The chairperson of the Audit Committee received additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee received additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee;
●	The chairperson of the Compensation Committee received additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee received additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee; and
●	The chairperson of the Nominating and Corporate Governance Committee received additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee received additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

Under the Director Compensation Program, upon a director’s initial appointment or election to our Board, such non-employee director is automatically granted a number of restricted stock units relating to shares of our Class A common stock equal to the quotient obtained by dividing $280,000 by the fair market value of a share of common stock of the Company on the date of grant (with any partial shares that result rounded up to the nearest whole share), or the Initial Grant. Additionally, on the date of each annual stockholder’s meeting, each non-employee director is automatically granted a number of restricted stock units relating to shares of our Class A common stock equal to the quotient obtained by dividing $140,000 by the fair market value of a share of Class A common stock of the Company on the date of grant (with any partial shares that result rounded up to the nearest whole share), or the Annual Grant. The Initial Grant vests in substantially equal annual installments for three years from the date of grant, subject to continued service as a non-employee director through each applicable vesting date. The Annual Grant vests on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting following the date of grant, subject to continued service as a non-employee director through the vesting date. Upon a non-employee director’s termination of service on the Board due to death or disability or in the event of a change in control (as defined in the 2020 Plan) of our Company, the Initial Grant and the Annual Grant will vest in full. For any non-employee directors that are appointed to our Board after any annual stockholder’s meeting, such non-employee director will be eligible to receive a pro-rata portion of the Annual Grant for such year.

2023 Director Compensation

The following table sets forth the compensation earned by our non-employee directors for service on our board during 2023.

	Fees Earned	Stock
	Or Paid	Awards	Total
Name	in Cash ($)	($)(1)	($)
Scott Dussault	60,000	140,000	200,000
James Eisenstein	45,000	140,000	185,000
Dayna Grayson	55,000	140,000	195,000
Wen Hsieh	47,500	140,000	187,500
Jeff Immelt(2)	—	140,000	140,000
Stephen Nigro	40,000	140,000	180,000
Steve Papa	50,000	140,000	190,000
Bilal Zuberi	50,000	140,000	190,000

(1)	Amount reflects the grant date fair value of restricted stock units granted during fiscal year 2023 as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Note 20 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2023 for information regarding the assumptions used in calculating this amount.
(2)	Mr. Immelt has waived his right to receive cash fees for his service on the Board of Directors.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2023 by each non-employee director who was serving as of December 31, 2023.

		Unvested Restricted Shares
	Options Outstanding at	Outstanding at
Name	Fiscal Year End	Fiscal Year End
Scott Dussault	—	65,886
James Eisenstein	—	80,576
Dayna Grayson	61,060	60,085
Wen Hsieh	—	60,085
Jeff Immelt	390,789	60,085
Stephen Nigro	—	86,797
Steve Papa	61,060	60,085
Bilal Zuberi	—	60,085

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2023 to which we (including any of our subsidiaries) have been a party in which the amount involved exceeded or will exceed $120,000, and in which a related party has, had or will have a direct or indirect material interest, other than transactions that are described under the sections “Compensation of Our Named Executive Officers” and “Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Restricted Stock Unit Grant to Director

In June 2023, the Board of Directors approved grants of 64,220 restricted stock units, with an approximate fair value of $140,000, each to Scott Dussault, James Eisenstein, Dayna Grayson, Wen Hsieh, Jeff Immelt, Stephen Nigro, Steve Papa and Bilal Zuberi under the Director Compensation Program.

Bonuses

The Compensation Committee determined to pay out the amounts earned under the 2023 Bonus Plan in restricted stock units, and on February 15, 2024, the executive officers were granted restricted stock units in the following amounts: Mr. Fulop (220,986); Mr. Cole (896,495); Mr. Myerberg (134,474); and Mr. Nogueira (107,579). The restricted stock units vested on March 1, 2024.

Director and Officer Indemnification

Legacy Desktop Metal’s charter and bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. Legacy Desktop Metal also entered into indemnification agreements with each of its directors. Following the Business Combination, these agreements were replaced with new indemnification agreements for each director and officer.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock, as of March 29, 2024 by:

●	each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 329,705,193 shares of Class A common stock outstanding as of March 29, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 29, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed stockholders is c/o Desktop Metal, Inc., 63 3rd Ave., Burlington, MA 01803. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned
	Number of	Percentage
	Shares of	Ownership of
	Class A	Outstanding
	Common Stock	Class A
Name of Beneficial Owner	Beneficially Owned	Common Stock
5% or Greater Stockholders
KPCB Holdings, Inc., as nominee(1)	17,631,665	5.35%
Entities affiliated with The Vanguard Group(2)	17,257,979	5.23%
Entities affiliated with BlackRock(3)	21,094,309	6.40%
Farhad Fred Ebrahimi and Mary Wilkie Ebrahimi(4)	49,604,771	15.05%

Named Executive Officers and Directors
Ric Fulop(5)	22,322,207	6.77%
Jason Cole(6)	1,082,946	*
Jonah Myerberg(7)	3,553,541	1.08%
Thomas Nogueira (8)	519,033	*
Scott Dussault(9)	65,886	*
James Eisenstein(10)	123,644	*
Dayna Grayson(11)	133,589	*
Wen Hsieh(1) (12)	17,707,118	5.37%
Jeff Immelt(13)	491,752	*
Stephen Nigro(14)	124,961	*
Steve Papa(15)	132,698	*
Bilal Zuberi(16)	75,453	*
All executive officers and directors as a group (12 persons)(17)	44,490,576	14.05%

*	less than 1%

(1)	All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such entities. Consists of 16,909,580 shares held by Kleiner Perkins Caufield & Byers XVI, LLC (“KPCB XVI”), 586,570 shares held by KPCB XVI Founders Fund, LLC (“XVI Founders”), 131,219 shares held by Kleiner Perkins Caufield & Byers XVII, LLC (“KPCB XVII”), and 4,296 shares held by KPCB XVII Founders Fund, LLC (“XVII Founders”). The managing member of KPCB XVI and XVI Founders is KPCB XVI Associates, LLC (“KPCB XVI Associates”). Beth Seidenberg, L. John Doerr, Randy Komisar, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVI Associates, exercise shared voting and dispositive control over the shares held by KPCB XVI and XVI Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVI and XVI Founders except to the extent of their pecuniary interest therein. The managing member of KPCB XVII and XVII Founders is KPCB XVII Associates, LLC (“KPCB XVII Associates”). Beth Seidenberg, Ilya Fushman, Mamoon Hamid, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVII Associates, exercise shared voting and dispositive control over the shares held by KPCB XVII and XVII Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVII and XVII Founders except to the extent of their pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.
(2)	This information is based solely on information reported on a Schedule 13G filed on February 13, 2024 on The Vanguard Group – 23-1945930. According to the report, The Vanguard Group – 23-1945930 has sole voting power with respect to no shares of Class A common stock, shared voting power with respect to 184,507 shares of Class A common stock, sole dispositive power with respect to 16,839,096 shares of Class A common stock and shared dispositive power with respect to 418,883 shares of Class A common stock. The business address of The Vanguard Group – 23-1945930 is 100 Vanguard Blvd., Malvern, PA 09355.
(3)	This information is based solely on information reported on a Schedule 13G filed on January 29, 2024 on BlackRock, Inc.. According to the report, BlackRock Inc, has sole voting power with respect to 20,510,440 shares of Class A common stock, shared voting power with respect to no shares of Class A common stock, sole dispositive power with respect to 21,094,309 shares of Class A common stock and shared dispositive power with respect to no shares of Class A common stock. The business address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(4)	This information is based solely on information reported on a Schedule 13D/A filed on January 26, 2024 and a Form 4 filed on February 20, 2024 by Farhad Fred Ebrahimi. Consists of (a) 6,705,700 shares of Class A common stock held by Infinity Trusts Investment LLC, (b) 11,447,185 shares of Class A common stock held by Shiraz Capital LLC, (c) 4,675,311 shares of Class A common stock held by Corcaigh LLC (d) 24,317,254 shares of Class A common stock held by Crescent River LLC (e) 665,600 shares of Class A common stock held by Havana 2020 GRAT (f) 583,421 shares of Class A common stock held by Elstead 2020 GRAT, and (g) 1,210,300 shares of Class A common stock held by Farhad F Ebrahimi Roth IRA. The business address of Farhad Fred Ebrahimi is 191 University Blvd, Suite 246, Denver, Colorado 80206.
(5)	Consists of (a) 20,435,426 shares of Class A common stock held directly by Mr. Fulop, (b) 628,927 shares of Class A common stock held by Bluebird Trust, (c) 628,927 shares of Class A common stock held by Khaki Campbell Trust, and (d) 628,927 shares of Class A common stock held by Red Tailed Hawk Trust. The trustee of the Bluebird Trust, Khaki Campbell Trust and Red Tailed Hawk Trust is Steve Papa. Voting and investment power over the shares held of record by the trusts is exercised by Mr. Fulop and his wife.
(6)	Consists of (a) 989,196 shares of Class A common stock and (b) 93,750 shares of Class A common stock subject to restricted stock units held by Mr. Cole that vest within 60 days of March 29, 2024.
(7)	Consists of (a) 2,470,833 shares of Class A common stock held directly by Mr. Myerberg, (b) 1,017,274 shares of Class A common stock held by his spouse, (c) 31,467 shares of Class A common stock subject to options held by Mr. Myerberg that are exercisable within 60 days of March 29, 2024, and (d) 33,967 shares of Class A common stock subject to restricted stock units held by Mr. Myerberg that vest within 60 days of March 29, 2024.
(8)	Consists of (a) 302,703 shares of Class A common stock, (b) 180,594 shares of Class A common stock subject to options held by Mr. Nogueira that are exercisable within 60 days of March 29, 2024 and (c) 35,736 shares of Class A common stock subject to restricted stock units held by Mr. Nogueira that vest within 60 days of March 29, 2024.
(9)	Consists of 65,886 shares of Class A common stock.
(10)	Consists of 123,644 shares of Class A common stock.
(11)	Consists of (a) 76,344 shares of Class A common stock and (b) 57,245 shares of Class A common stock subject to options held by Ms. Grayson that are exercisable within 60 days of March 29, 2024.
(12)	Consists of 75,453 shares of Class A common stock.
(13)	Consists of (a) 115,210 shares of Class A common stock and (b) 376,542 shares of Class A common stock subject to options held by Mr. Immelt that are exercisable within 60 days of March 29, 2024.

(14)	Consists of a) 121,145 shares of Class A common stock and (b) 3,816 shares of Class A common stock subject to restricted stock units held by Mr. Nigro that vest within 60 days of March 29, 2024.
(15)	Consists of (a) 75,453 shares of Class A common stock and (b) 57,245 shares of Class A common stock subject to options held by Mr. Papa that are exercisable within 60 days of March 29, 2024.
(16)	Consists of 75,453 shares of Class A common stock.
(17)	Consists of (a) 45,462,466 shares of Class A common stock, (b) 703,093 shares of Class A common stock subject to options that are exercisable within 60 days of March 29, 2024, and (c) 167,269 shares of Class A common stock subject to restricted stock units that vest within 60 days of March 29, 2024.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 63 3rd Avenue, Burlington, MA 01803 in writing not later than December , 2024.

Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 7, 2025 and no later than March 9, 2025. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2025.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We have engaged D.F. King & Co., Inc. (“DF King”) to assist in the solicitation of proxies for the Annual Meeting. We will pay DF King a fee of $17,500, plus reimbursement of reasonable fees and expenses. We have agreed to indemnify DF King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

ANNUAL REPORT ON FORM 10-K

A copy of Desktop Metal’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2024 without charge upon written request addressed to:

Desktop Metal, Inc.
Attention: Secretary
63 3rd Avenue

Burlington, MA 01803

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at https://ir.desktopmetal.com/corporate-governance.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

Management uses certain non-GAAP financial measures and considers them to be important supplemental measures of the Company’s performance. Management also believes these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company’s financial measures in accordance with GAAP. The Company’s methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable.

Non-GAAP Margin

Non-GAAP Margin Metric is defined as gross margin in accordance with U.S. GAAP excluding specific specified items outlined in the table below.

	For the Year Ended
	December 31,
(Dollars in thousands)	2023	2022
GAAP gross margin	$(10,090)	$15,071
Stock-based compensation included in cost of sales(1)	2,262	2,257
Amortization of acquired intangible assets included in cost of sales(2)	27,789	23,707
Restructuring expense in cost of sales(3)	30,205	3,273
Inventory step-up adjustment in cost of sales(4)	—	1,496
Acquisition-related and integration costs included in cost of sales(5)	958	1,148
Non-GAAP gross margin	$51,124	$46,952

(1)	Stock-based compensation is a non-cash expense relating to stock-based awards issued to executive officers, employees, and outside directors, consisting of options and restricted stock units. We exclude this expense because it is a non-cash expense and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies in our industry.
(2)	Amortization of acquired intangible assets is a non-cash expense that is impacted by the timing and magnitude of our acquisitions. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.
(3)	Restructuring expenses are costs related to strategic integration and cost optimization initiatives which include global workforce reductions, facilities consolidation, and other operational savings measures. We believe the assessment of our operations excluding these costs is relevant to an understanding of internal operations and to comparisons with the performance of other companies in our industry.
(4)	Inventory step-up are adjustments related to recording the inventory of acquired business at fair value on the date of acquisition. These adjustments are booked cost of sales. The occurrence and amount of these adjustments will vary depending on the timing and size of acquisitions. We believe excluding inventory step-up adjustments facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
(5)	Acquisition-related and integration costs are direct costs related to potential and completed acquisitions, including transaction fees, due diligence costs, severance, professional fees, and integration activities. Other transactional charges include third-party costs related to structuring unusual transactions. The occurrence and amount of these costs will vary depending on the timing and size of acquisitions. We believe excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

EBITDA and Adjusted EBITDA

EBITDA is defined as net loss plus net interest income, provision for income taxes, depreciation and amortization expense and in-process research and development assets acquired. Adjusted EBITDA is defined as EBITDA adjusted for change in fair value of warrant liability, change in fair value of investments, inventory step-up adjustments, stock-based compensation expense, warrant expense and transaction costs associated with acquisitions.

	For the Years Ended
	December 31,
(Dollars in thousands)	2023	2022
Net loss attributable to common stockholders	$(323,271)	$(740,343)
Interest (income) expense, net	4,099	1,743
Income tax benefit	(3,105)	(1,498)
Depreciation and amortization	53,632	50,767
EBITDA	(268,645)	(689,331)
Change in fair value of investments(1)	1,239	8,164
Inventory step-up adjustment(2)	—	1,496
Stock compensation expense(3)	33,177	48,785
Restructuring expense(4)	37,488	6,957
Goodwill impairment(5)	112,911	498,800
Impairment charges(6)	8,518	—
Acquisition-related and integration costs(7)	6,179	6,766
Adjusted EBITDA	$(69,133)	$(118,363)

(1)	Change in fair value of investments is a non-cash gain or loss impacted by the change in fair value of convertible debt instruments and the equity investment. We believe the assessment of our operations excluding this activity is relevant to our assessment of internal operations and to comparisons with the performance of other companies in our industry.
(2)	Inventory step-up are adjustments related to recording the inventory of acquired business at fair value on the date of acquisition. These adjustments are booked cost of sales. The occurrence and amount of these adjustments will vary depending on the timing and size of acquisitions. We believe excluding inventory step-up adjustments facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.
(3)	Stock-based compensation is a non-cash expense relating to stock-based awards issued to executive officers, employees, and outside directors, consisting of options and restricted stock units. We exclude this expense because it is a non-cash expense and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies in our industry.
(4)	Restructuring expenses are costs related to strategic integration and cost optimization initiatives which include global workforce reductions, facilities consolidation, and other operational savings measures. We believe the assessment of our operations excluding these costs is relevant to an understanding of internal operations and to comparisons with the performance of other companies in our industry.
(5)	Goodwill impairment is a non-cash charge to write down the carrying amount of goodwill following a quantitative impairment assessment where it was determined that the estimated fair value of the reporting unit was less than its carrying amount. We believe the assessment of our operations excluding this charge is relevant to an understanding of internal operations and to comparisons with the performance of other companies in our industry.
(6)	Impairment charges is a non-cash charge related to certain held for sale assets during the period that were tested for recoverability and determined to be impaired. We believe the assessment of our operations excluding this charge is relevant to an understanding of internal operations and to comparisons with the performance of other companies in our industry.
(7)	Acquisition-related and integration costs are direct costs related to potential and completed acquisitions, including transaction fees, due diligence costs, severance, professional fees, and integration activities. Other transactional charges include third-party costs related to structuring unusual transactions. The occurrence and amount of these costs will vary depending on the timing and size of acquisitions. We believe excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

APPENDIX B:

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DESKTOP METAL, INC.

Desktop Metal, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:

That the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended and restated in its entirety to read as follows:

“Effective at 5:00 p.m., Eastern Time, on the date this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[      ]1 reverse stock split of the Class A Common Stock (as defined below) shall become effective, pursuant to which each [      ]1 shares of Class A Common Stock issued and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Class A Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Class A Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Class A Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of Class A Common Stock on the date of the Effective Time as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split); provided that whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Class A Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering

1 Shall be a whole number between and including 10 and 15, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law)

and (ii) the aggregate number of shares of Class A Common Stock after the Effective Time into which the shares of Class A Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Class A Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Class A Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 550,000,000. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 500,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 50,000,000, having a par value of $0.0001 per share.”

SECOND:	That, at an annual meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [      ] on this [       ] day of [     ], 2024.

DESKTOP METAL, INC.

By:
Name:
Title:

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 PAGE 1 OF 2 SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000639612_1 R1.0.0.6 DESKTOP METAL, INC. 63 3RD AVENUE BURLINGTON, MA 01803 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees For Withhold 1A Dayna Grayson 1B Steve Papa 1C Bilal Zuberi The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 To ratify the appointment of Deloitte & Touche as the Company's independent registered public accountants for the fiscal year ending December 31, 2024. 3 To approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. 4 To approve amendments to the Company's second amended and restated certificate of incorporation to effect a reverse stock split of the Company's Class A Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-15, as determined by the Board of Directors in its discretion, subject to the Board of Directors authority to abandon such amendments (the Reverse Stock Split Proposal). For Against Abstain 5 To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal. NOTE: Such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PRELIMINARY COPY

0000639612_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com DESKTOP METAL, INC. Annual Meeting of Shareholders June 7, 2024 9:00 a.m. ET This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ric Fulop, Larry O'Connell and Jason Cole, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of DESKTOP METAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:00 a.m., ET on June 7, 2024, at the Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/DM2024 - and any continuation, postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side